Exhibit 23.2

                               Consent of KPMG LLP

The Board of Directors
NetObjects, Inc.:

We consent to the use of our report dated October 22, 1999, included herein relating to the balance sheet of Sitematic Corporation as of September 30, 1999, and the related statements of operations, stockholders' deficit, and cash flows for the year then ended, and to the reference to our firm under the heading "Experts" and "Selected Consolidated Financial Data" in the prospectus.

/s/ KPMG LLP
San Diego, California

June 6, 2000



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